                                                          Exhibit No. EX-99.p.21

                            RESEARCH AFFILIATES, LLC

                             POLICIES AND PROCEDURES
                   REGARDING MATERIAL NON-PUBLIC INFORMATION,
                                PERSONAL TRADING
                                       AND
                                 CODE OF ETHICS

                                  Introduction

Research  Affiliates,  LLC  ("Research  Affiliates")  is an  investment  adviser registered  with the U.S.  Securities and Exchange  Commission  (SEC),  SEC File
Number 801-120440.  Research  Affiliates (the "Company") takes the position that strict adherence to applicable  federal and state securities laws is in the best interests of our clients and prospective clients ("Clients"), our employees, the securities  industry and the investing public.  The Research  Affiliates Code of
Ethics (see Code of Ethics,  the "Code") sets out standards for business conduct premised on fundamental principals of openness, integrity, honesty and trust, as well as our  fiduciary  duties.  Its intent is to convey to employees  the value
Research  Affiliates  places on ethical conduct,  and to challenge  employees to live up to not only the  letter  of the law,  but also to the  standards  of the organization.

These Policies and Procedures are written standards designed to deter and detect wrongdoing,  require  Research  Affiliates,  including  each  of its  directors, officers and employees and any other Supervised Person:

     o    To comply with applicable federal and state securities laws, rules and regulations.

     o    To act with utmost good faith,  consistent with our fiduciary  duties, ethical  and  professional  standards,  and in the  best  interest  of
          Clients by avoiding  conflicts  of  interest,  by full  disclosure  of actual or perceived material conflicts of interest to Clients,  and by
          putting  Clients'   interests  ahead  of  the  interests  of  Research
          Affiliates and its officers, directors and employees.

     o    Full, fair, accurate,  and timely disclosures in reports and documents that Research Affiliates files with or submits to the SEC and in other public communications.

     o    Accountability  for  adherence  to Research  Affiliates'  policies and procedures, and the reporting of any violations of this Code of Ethics promptly to the Chief Compliance Officer.

Research Affiliates believes that misuse of material,  non-public information in trading Securities (defined below) is detrimental to the securities industry and the investing  public.  Therefore,  Research  Affiliates  maintains and enforces
written   policies  and   procedures,   reasonably   designed  and  taking  into
consideration  the  nature of our  business  in order to  prevent  the misuse of
material,   non-public  information  by  any  of  our  officers,  directors  and employees.

No Research Affiliates  officer,  director or employee shall, either directly or indirectly:

     o    Purchase,  sell or engage in a  transaction,  either  personally or on behalf  of  others  (such as  private  accounts  managed  by  Research
          Affiliates),  involving  any asset while in  possession  of  Material,
          Non-Public Information; or

     o    Communicate Material,  Non-Public Information to any employee or other person except to, or with the prior  consent of, the Chief  Compliance
          Officer ("Compliance Officer").

This policy applies to every Research Affiliates officer,  director and employee and  extends to  activities  both within and  outside  their  duties at Research
Affiliates.  Every  officer,  director and employee must read,  become  familiar with,  acknowledge receipt (see Acknowledgement of Receipt and Certification) of
and retain a copy of the Research  Affiliates' Policies and Procedures Regarding
Material  Inside  Information,  Personal  Trading  and  Code  of  Ethics  (these
"Policies").

These  Policies  are  only  general   guidelines  to  be  followed  by  Research
Affiliates'  officers,  directors  and  employees  and do not  include all laws, rules,  regulations  and orders that govern the business  activities of Research
Affiliates,  and cannot  address  every  possible  conflict of interest.  If any officer, director or employee has any questions not addressed in these Policies, or believes that  application of a policy or procedure would be inappropriate in particular  circumstances,  he/she  must  seek the  guidance  of the  Compliance
Officer.

Capitalized  terms  used in these  Policies  have the  meanings  given  below in
"Procedures  Applicable  to  Individual  Officers,  Directors  and  Employees of
Research Affiliates - Definitions."

                     Criminal Acts and Anti-Fraud Provisions

Section 206* of the Investment  Advisers Act of 1940 ("Advisers Act"),  contains general anti-fraud  provisions  applicable to all investment  advisers.  Section
17(a)* of the Securities Act of 1933 ("Securities  Act"),  Section 10(b)* of the
Securities  Exchange Act of 1934 ("Exchange Act"), and Rule 10(b)5*  thereunder, and Section 17(j)* of the Investment  Company Act of 1940 ("1940 Act"), and Rule
17j-1*  thereunder,  contain  additional  anti-fraud  provisions  applicable  in connection with every purchase or sale of a Security.

These anti-fraud  provisions prohibit the defrauding of any person,  directly or indirectly, in connection with the purchase or sale of any Security.

The Insider  Trading  and  Securities  Fraud  Enforcement  Act of 1988  includes
Section 20A* and Section 21A* to the Exchange Act, and amended Section 32 of the
Exchange Act to  significantly  increase the civil and  criminal  penalties  for misuse of inside information.

* See Anti-Fraud Provisions.

      Procedures Applicable to Individual Officers, Directors And Employees

                                   Definitions

These  Policies  set  forth  guidelines  regarding  the  duty of each  employee, officer,  and director of Research  Affiliates to avoid professional or personal investment transactions that may constitute a prohibited activity, and to comply with Research  Affiliates' policy regarding Material Non-Public  Information and
Insider Trading. For purposes of these Policies, the following definitions shall apply:

                               "Supervised Person"

The term "Supervised Person" as used herein shall mean:

Any  officer  or  director  (or  other  person  occupying  a  similar  status or performing similar functions) or employee of Research Affiliates.

Any person who  provides  investment  advice on behalf of, and is subject to the supervision and control of Research  Affiliates.  Whether a person is subject to the  supervision  and  control of Research  Affiliates  shall be  determined  in accordance with the 1940 Act and the Advisers Act.

The  Compliance  Officer shall  determine the status of each Research  Affiliate employee as a Supervised Person at the time of hire, which  determination  shall be reviewed annually as part of the annual compliance audit.

                                 "Access Person"

The term "Access  Person" as used herein  shall mean any person  deemed to be an
Access  Person under Rule  17j-1(a)(1)  under the 1940 Act, or in Rule 204A-1 of the  Advisers  Act,  which  includes  all  directors  and  officers  of Research
Affiliates and any other Supervised Person who:

1.   Who has access to nonpublic  information regarding any client's purchase or sale of  securities,  or  nonpublic  information  regarding  the  portfolio holdings of any reportable fund;

2.   Who  makes,  assists  in  making,  or  is  involved  in  making  securities recommendations to clients, or who has access to such  recommendations that are nonpublic;

3.   Who manages accounts or portfolios of Clients;

4.   Who  participates  or  assists  in  determining  devises  or  assists in or supervises devising Securities investment recommendations;

5.   Who obtains advance information concerning which Securities investments are
     being   recommended   before   the   effective    dissemination   of   such
     recommendations or of the information concerning such recommendations; or

6.   Who has access to non-public  information  regarding the portfolio holdings of affiliated mutual funds.

                              "Beneficial Interest"

The term "Beneficial  Interest" as used herein shall be determined  generally in the same  manner as  beneficial  ownership  would be  determined  be under  Rule
16a-1(a)(2)  of the  Exchange  Act.  This means that  persons  should  generally consider  themselves  to have a  "Beneficial  Interest" in any Security in which they have a direct or indirect financial interest.  In addition,  persons should consider  themselves  to have a  "Beneficial  Interest" in any Security  held by their spouse,  minor children,  relatives who share their home, or other persons by reason of any contract,  arrangement,  understanding,  or  relationship  that provides them with sole or shared voting or investment power over that Security.

Although the following list is not  exhaustive,  under the Exchange Act and this
Code, a person  generally would be regarded to be the "Beneficial  Owner" of the following Securities:

     (1)  Securities held in the person's own name;

     (2)  Securities held with another in joint tenancy,  community property, or other joint ownership;

     (3)  Securities  held by a bank or broker as nominee or  custodian  on such person's behalf or pledged as collateral for a loan;

     (4)  Securities  held by members of the person's  immediate  family sharing the same  household  ("immediate  family" means any child,  stepchild,
          grandchild,   parent,   stepparent,   grandparent,   spouse,  sibling,
          mother-in-law,     father-in-law,     son-in-law,     daughter-in-law,
          brother-in-law or sister-in-law,  including adoptive relationships and also includes a registered domestic partner);

     (5)  Securities held by a relative not residing in the person's home if the person is a  custodian,  guardian or otherwise  has or shares  control over the purchase, sale, or voting of the Securities;

     (6)  Securities  held by a trust in which the person is a  beneficiary  and has or shares the power to make purchase or sale decisions;

     (7)  Securities  held by a trust for which the  person  serves as a trustee
          (other than an administrative trustee with no investment discretion);

     (8)  Securities  held by a general  partnership  or limited  partnership in which the person is a general partner;

     (9)  Securities  owned by a  corporation  in which the person has a control position or in which the person has or shares investment  control over the portfolio Securities (other than a registered investment company);

     (10) Securities    in   a    portfolio    giving   the    person    certain
          performance-related fees; and

     (11) Securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

Additional  guidance concerning  Beneficial  Interests is included in Beneficial
Owner -  Interpretive  Guide.  If you have any  doubt  about  the  status of any
Security or account, please contact the Compliance Department.

                           "Security" or "Securities"

"Security" or "Securities" means note, stock,  treasury stock, bond,  debenture, evidence of  indebtedness,  shares of open and closed-end  investment  companies including  those of  open-end  ETF shares  and UIT ETF  shares,  certificate  of interest or  participation  in any  profit-sharing  agreement,  collateral-trust certificate,  pre-organization certificate or subscription,  transferable share, investment  contract,  voting-trust  certificate,  certificate  of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral rights, any put,  call,  straddle,  option or  privilege  on any  security  (including a certificate  of  deposit)  or any group or index of  securities  (including  any interest  therein or based on the value  thereof),  or any put, call,  straddle, option or privilege entered into on a national  securities  exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a
"security," or any  certificate of interest or  participation  in,  temporary or interim  certificate  for,  receipt  for,  guaranty  of, or  warrant or right to subscribe to or purchase any of the foregoing. For purposes of these Procedures, the terms  Security and Securities  shall also include any financial  instrument whose value is determined by reference to a Security or  Securities,  as defined above (including futures, options on futures, swaps and forward contracts).

                        "Purchase or Sale of a Security"

Purchase  or Sale of a Security  means any  direct or  indirect  acquisition  or disposition  of a  Beneficial  Interest  in a Security,  including,  among other things, the writing of an option to purchase or sell a Security or entering into any other  contract  for the purchase or sale of such  Security,  whether or not such contract is conditioned upon intervening events.

                              "Compliance Officer"

"Compliance  Officer" means the Chief Compliance Officer of Research  Affiliates who is the person  designated  from time to time by  Research  Affiliates  to be responsible  for  developing  and  administering  the  compliance  policies  and procedures adopted by Research Affiliates.  The Compliance Officer shall also be responsible  for  reporting  and  escalating  compliance  issues  to  Management
Committee of Research Affiliates for appropriate resolution.

                        "Material Non-Public Information"

"Material  Non-Public  Information"  is any  information  about a  company  or a
Security,  that is not publicly  available and that a reasonable  investor would consider  material when making an investment  decision,  or information  that is reasonably likely to have an effect on the price of a Security.

Information  should  generally be  considered to be "material" if it relates to, for example:  significant  changes in  financial  condition,  proposed  dividend
increases  or  decreases,   significant   deviations  from  analysts'   earnings
estimates,  significant changes in previously released earnings estimates by the company,  significant  expansion or  curtailment  of  operations,  a significant increase or decline of orders,  significant  merger or acquisition  proposals or agreements,  significant new products or discoveries,  extraordinary  management developments or purchase or sale of substantial assets.  Information  concerning any changes of the type described in the preceding sentence, even if such change is not significant, may also be "material" in some instances.

Information  should  generally be  considered to be  "Non-Public"  if (1) it was received  under  circumstances  that  indicate  that  it is not  yet in  general circulation;  or (2) if a reasonable  person would  believe that it was received under an explicit or implicit obligation not to disclose the information.  Facts indicating that information is generally  available  include,  for example,  the announcement of the information on the broad tape or by Reuters, The Wall Street
Journal or trade publications,  together with the passage of sufficient time for the market to have absorbed the information.

Material   Non-Public   Information   is   sometimes   referred  to  as  "inside
information,"  meaning that the information was obtained  directly or indirectly from the company  (including the company's  partners,  directors,  officers,  or employees,  generally,  "insiders")  to  which  it  relates.  However,  Material
Non-Public  Information  does not have to be  obtained  from the company (or its insiders) to which such information pertains. For example, in Carpenter v. U.S.,
108  U.S.  316  (1987),   the  Supreme  Court  considered  as  material  certain
information  about the  contents  of a  forthcoming  newspaper  column  that was expected to affect the market  price of a Security.  In that case, a Wall Street
Journal reporter was found criminally  liable for disclosing to others the dates that reports on various  companies would appear in the Journal and whether those reports would be favorable or not.

Whether specific  information  constitutes  Material  Non-Public  Information or
Inside  Information  may be  difficult to  determine,  and in cases of doubt the
Compliance Officer should be consulted.

                 Initial Public Offerings and Limited Offerings

Access Persons may not acquire, directly or indirectly,  any Beneficial Interest in a Security in connection with an initial public offering ("IPO") or a limited offering  of  that  Security,  without  obtaining  the  prior  approval  of  the
Compliance   Officer.   See   Initial   Public   Offering  &  Limited   Offering
Pre-Clearance.  The term limited  offering  includes any offering that is exempt from registration under the Securities Act.

                  Purchases and Sales of Recommended Securities

All Supervised Persons shall, after purchasing, selling, acquiring or disposing, directly or indirectly, of any Beneficial Interest in a Security,  disclose such transaction to the Compliance Officer. The disclosure required by this paragraph shall  be made  quarterly  not  later  than 30  days  following  the end of each calendar quarter. See Personal Investment Transaction Report.

                               Short-Term Trading

All Supervised Persons shall not engage in short-term trading, where purchase of a particular  Security and the sale of the same  Security both occur within a 30 day time period.  This requirement  applies to all Securities  without regard to whether  or not  the  particular  Security  is  held in a  client  account.  The disclosure  required by this paragraph shall be made quarterly not later than 30 days  following  the end of  each  calendar  quarter.  See  Personal  Investment
Transaction Report.

                         Material Non-Public Information

Purchasing, selling or engaging in a transaction involving any Security while in
possession  of  material,   nonpublic   information  or  communication  of  such
information is unlawful and may constitute a criminal act, subjecting the person committing  such  violation  and  Research  Affiliates  to  criminal  and  civil
sanctions.   Research  Affiliates'  officers,   directors  employees  and  other
Supervised  Persons  shall not, for the benefit of Research  Affiliates,  him or herself, any Client, or any other person,  either directly or indirectly,  trade or recommend trading on the basis of Material Non-Public  Information in his/her possession.

Violation of Research  Affiliates  Policies and Procedures  concerning  Material
Non-Public  Information by any Supervised Person is a serious violation of their employment  and may  subject the  Supervised  Person to  immediate  disciplinary action, up to and including termination.

It is the  policy of  Research  Affiliates  to  control  access to any  Material
Non-Public  Information  that it may  receive.  Whenever  an  officer,  director employee or other Supervised Person of Research  Affiliates believes that he/she may have received Material Non-Public Information about a Security or a company, he/she shall immediately advise the Compliance Officer,  and shall not (1) trade in or recommend  trading in that Security (or related  Securities)  or any other
Security  issued by that  company  unless  expressly  permitted  to do so by the
Compliance Officer; or (2) divulge such information to persons other than to the
Compliance Officer until the Compliance Officer unless expressly permitted to do so by the  Compliance  Officer.  If he/she has any question at all as to whether the information is material or whether it is inside and not public  information, he/she must  resolve the  question or  questions  before  trading,  recommending trading or divulging the information.

In  no  event  shall  a  Supervised  Person  disclose  any  Material  Non-Public
Information to any third party or Client.  In no event shall a Supervised Person disregard the restrictions on insider trading imposed by the Federal  securities laws, particularly Rule 10b-5.*

* See Anti-Fraud Provisions.

It  is  the  policy  of  Research   Affiliates  not  to  allocate  brokerage  in
consideration  of the furnishing of Material  Non-Public  Information.  Research
Affiliates officers,  directors and employees,  when recommending the allocation of brokerage to broker-dealers or otherwise, shall not give consideration to any
Material Non-Public Information furnished by any broker-dealer.

Research Affiliates' officers,  directors employees and other Supervised Persons shall inform the  Compliance  Officer  prior to his or her becoming an employee, officer,  director,  board or other committee member of any other firm, company, partnership,  organization or other legal entity so that the Compliance  Officer can assess  whether  such  officer,  director or  employee  has access to inside information.  If the Compliance Officer believes that such position with another company  constitutes  or may result in a conflict of  interest,  the  Compliance
Officer  shall  establish  appropriate  controls  and may  recommend  to  senior management that the Supervised  Person not be permitted to accept such position.
In addition, the Compliance Officer shall monitor the trading of such Supervised
Person  to  detect  any  inappropriate  disclosure  or use of  inside  or  other confidential  information  in trading  Securities,  and has discretion to impose trading or other  limitations  or to restrict  trading in the  Securities of the company altogether if Material Non-Public Information is likely to be obtained.

The  Compliance  Officer  shall take  reasonable  steps  designed  to inform all
Research  Affiliates  officers,   directors,   employees  and  other  Supervised
Employees of the serious nature and gravity of insider  trading,  encourage them to bring anything that may  constitute  Material  Non-Public  Information to the attention of the Compliance Officer, and counsel them to refrain from discussing
Material  Non-Public  Information  with anyone else to reduce the  likelihood of insider  trading.  The  Compliance  Officer has the authority and  discretion to erect barriers to ensure that those who have or may receive Material  Non-Public
Information  do not discuss  Securities  recommendations  with other  personnel, including personnel responsible for making Securities investment recommendations or trading decisions.  Such barriers may include  organizational and/or physical
separation  of  departments,   minimization  of  shared  personnel  by  separate
departments,  separation  of  record  keeping,  minimization  of the  number  of employees  exposed to Material  Non-Public  Information,  and the  placement  of
Securities  for  which  Research  Affiliates  may  acquire  Material  Non-Public
Information on the Restricted List (as defined below) or a watch list.

Any question as to the applicability or interpretation of the foregoing policies and  procedures or the propriety of any desired  action,  must be discussed with the Compliance Officer before trading or recommending trading of a Security.

                       Nondisclosure of Client Information

No officer,  director or employee of  Research  Affiliates  shall  disclose  the identity, investments, portfolio positions or transactions or other confidential investment information regarding any Client (other than to that Client or at its direction)  unless the  Compliance  Officer has approved such  disclosure.  This prohibition  shall  not  apply  to any  disclosure  required  by  law.  However, notification  to the Compliance  Officer must be made prior to any disclosure of information.

                                 Restricted List

From time to time the  Compliance  Officer may generate a list of  Securities in which Research Affiliates' officers, directors and employees or other Supervised
Persons may not trade (the "Restricted List").  Subject to Research  Affiliates'
policies and procedures  relating to personal trading generally,  in the absence of such a list from the Compliance Officer,  there are no restricted Securities.
No member or employee of Research Affiliates, their family members, or trusts of which they are  trustees or in which they have a Beneficial  Interest  (see also
Beneficial  Owner -  Interpretive  Guide) may purchase or sell any Securities on this Restricted List for so long as the Security or company is on the Restricted
List.

              Personal Investment Holdings and Transaction Reports

Upon the  commencement  of  employment  with Research  Affiliates,  and annually thereafter,  each Supervised Person shall file with the Compliance  Department a disclosure  of his or her current  outside  brokerage  accounts,  including  the
disclosure  of  other   investments  not  held  at  a  brokerage  firm,   (e.g.,
participation in limited partnerships, private placements, joint ventures, etc.)
and shall disclose whether they are an owner, director, officer or partner of an organization unaffiliated with the firm. See Initial Brokerage Report.

Every  Supervised  Person shall file with the Compliance  Department a quarterly report of the information required by the Personal Investment Transaction Report
(PITR)  (see  Personal   Investment   Transaction  Report)  with  respect  to  a
transaction  in a Security in which the  Supervised  Person has or acquires  any direct or  indirect  Beneficial  Interest.  The PITR  shall,  unless  previously provided,  include copies of all broker statements for the relevant  quarter.  A
Supervised  Person shall not be required to include on such quarterly report (i)
transactions  effected  through an automatic  investment  plan in which  regular periodic  purchases or withdrawals are made  automatically in or from investment accounts in accordance with a  pre-determined  schedule and allocation  (such as the Company's 401 (k) Plan or a dividend  reinvestment  plan),  (ii)  securities held in  accounts  over which the  Supervised  Person had no direct or  indirect influence  or  control,  (iii)  Securities  that are direct  obligations  of the
Government  of the  United  States,  (iv)  money  market  instruments,  bankers'
acceptances,  bank  certificates of deposit,  commercial  paper and high quality short-term debt instruments,  including repurchase agreements, and (v) shares of money  market  funds,  all of which  are  collectively  referred  to  herein  as
"Non-covered Securities."  Notwithstanding any of the foregoing,  investments in open-end management company (open-end ETF) shares and unit investment trust (UIT
ETF) shares are not Non-covered Securities, and accordingly, must be reported by each and every Supervised Persons.

A  Supervised  Person  shall be  required  to  include on each  quarterly  PITR, transactions  in  shares  of any  mutual  fund,  which is  managed  by  Research
Affiliates  or to  which  Research  Affiliates  acts as an  investment  adviser, sub-adviser or underwriter.

Such quarterly  reports shall be submitted to the  Compliance  Officer not later than thirty (30)  calendar days after the end of each  calendar  quarter.  If no transactions  have  been  effected  during a  calendar  quarter,  a PITR must be completed, stating that no transactions occurred during that quarter.

In addition to the quarterly PITRs,  every new Supervised Person shall file with the Compliance Dept. an Initial  Holdings Report (see Initial Holdings  Report),
not  later  than ten  (10)  calendar  days  after  such  person  first  became a
Supervised Person. This initial holdings report must contain information as of a date no more than forty-five (45) days prior to the date the employee becomes an
Access Person,  and must include,  among other things,  (i) the name,  number of shares, and principal amount of each Security (except Non-covered Securities) in which such person has direct or indirect beneficial  ownership and (ii) the name of any  broker,  dealer or bank with whom such  person  maintains  an account in which any Securities are held for the direct or indirect  beneficial interest of such person. Each Supervised Person shall update his or her holding report as of
December 31, each year,  and submitted to the  Compliance  Department  not later than February 14. See Annual Holdings Report.

The Compliance  Officer shall compare the personal  Securities  transactions  as reported on the broker's  statements  against the PITRs and any Restricted Lists to determine whether a violation of these Policies may have occurred.  If he/she believes that a violation may have occurred,  he/she shall follow the procedures outlined in these Policies under "Enforcement."

The  Compliance  Officer  shall  review  the  Securities  transactions  for each
Supervised Person quarterly (see Certification of Quarterly Review).  After such quarterly review,  the Chief Compliance  Officer will complete and sign a Review
Certificate (see Certification of Compliance Review) for each Supervised Person.

Upon its  adoption  and on an annual  basis  thereafter,  the  Chief  Compliance
Officer shall provide each Supervised  Person with a copy of these Policies,  as then in force, and each Supervised Person shall, in writing, (1) acknowledge his or her receipt of these Policies; (2) affirm that they have read these Policies;
and (3) affirm that they have been in compliance with these Policies,  as it was in force, since their previous  affirmation.  See Acknowledgement of Receipt and
Certification.  In addition,  each Supervised  Person shall update their current outside  brokerage  accounts,  including the disclosure of other investments not held at a brokerage firm, (e.g., participation in limited partnerships,  private placements,  joint ventures, etc.) and shall disclose whether they are an owner, director, officer or partner of an organization unaffiliated with the firm. (See
Annual Update to Brokerage  Report) However,  this annual update does not remove responsibility  from an employee to advise the Compliance  Officer at the time a brokerage account is opened during the year.

                         Administration of the Policies

Subject to the  oversight of the Executive  Committee,  the  Compliance  Officer
shall have the authority to, and is responsible  for  developing,  administering and enforcing these Policies.  The following  process is hereby  established for the  administration  of these  Policies.  At least  annually,  each  member  and employee of Research Affiliates shall certify in writing (see Acknowledgement of
Receipt and Certification) to Research Affiliates that he/she:

1.   Has  received,  reviewed  and is in  compliance  with the  requirements  of
     Research  Affiliates'  Code of Ethics and,  except as disclosed to Research
     Affiliates, has been in compliance with these Policies as it was enforce at any time since his/her last certification of compliance;

2.   Except as otherwise  disclosed,  has no interest,  affiliation  or activity which conflicts with his/her duties;

3.   Will disclose any facts which may appear to present a possible  conflict of interest under these Policies; and

4.   Has received,  reviewed and is in compliance with the requirements of these
     Policies  and,  except as  disclosed  to Research  Affiliates,  has been in compliance  with  these  Policies  as they were  enforce  at any time since his/her last certification of compliance.

The  Compliance  Officer shall review the PITR of all Supervised  Persons.  This review should  include an assessment of whether the Supervised  Person  complied with Research Affiliates procedures, including pre-clearance or IPOs and limited offerings,  short-term trading and trading of Securities on the Restricted List.
The review  should also  include a  comparison  of the  personal  trading of the
Supervised  Person to the Securities that are being traded on behalf of clients, and,  if so,  whether  the  clients  are  receiving  terms as  favorable  as the
Supervised  Person  takes  for  himself/herself.  Additionally,  the  Compliance
Officer shall  periodically  analyze  trading  patterns that may indicate abuse, such as market timing and investigate any  substantial  disparities  between the quality of the Supervised  Person's  performance  and the performance of his/her clients. This analysis shall include an investigation of substantial disparities between the quality of performance  the Supervised  Person  receives for his/her own account and for the accounts of clients.

                                   Enforcement

This section establishes procedures for the enforcement of these Policies by the
Executive  Committee,  who are  expected to abide by these  procedures  in their entirety.

The Compliance  Officer is responsible for developing  procedures for monitoring compliance with these Policies.  In event that the Compliance  Officer  believes that any person  subject to these  Policies may have  violated any  provision of these  Policies,  he/she  shall give such person an  opportunity  to explain the circumstances of the potential  violation and to supply  additional  explanatory material.  Following  a review of such  material  and any  investigation  he/she believes  is  appropriate,  the  Compliance  Officer  shall  make a  preliminary determine of whether a violation has or may have occurred.

Upon  determination  that a minor violation of these Policies has occurred,  the
Compliance  Officer may impose  sanctions as he/she deems are appropriate  under the  circumstances.  All  violations of these  Policies (and any action taken in response  thereto by the Compliance  Officer) shall be reported to the Executive
Committee.  Any violation of these Policies that the Compliance Officer does not believe is minor (for any reason)  shall be promptly  reported to the  Executive
Committee and any such violation that the Compliance  Officer believes is or may be  material  shall be  reported  immediately.  For any matter  reported  to the
Executive  Committee,  the  Compliance  Officer may recommend the  imposition of sanctions.

The Compliance Officer shall be responsible for determining  whether a violation has occurred,  and imposing and enforcing any remedial action.  In reviewing and determining  whether  to impose a  sanction  with  respect  to any  matter,  the
Compliance   Officer  shall  consider  all  relevant  facts  and   circumstances
(including,  as appropriate,  PITRs and related  documentation of the Compliance
Officer and any materials supplied by the employee),  the nature and seriousness of the violation, the extent to which the violation reflects a willful disregard of a person's  responsibilities under these Policies and the person's history of compliance or non-compliance with these Policies. Sanctions may include, but are not limited to, (i) oral warnings,  (ii) written censures (a copy of which would be placed in the  person's  personnel  file),  (iii)  restrictions  on  personal trading for a period of time, (iv)  disgorgement of profits from the transaction that violates these  Policies or  restitution to any affected  clients or funds,
(v) required reversal of the transaction that is in violation of these Policies,
(vi) monetary  fines,  (vii)  suspension of  employment,  (viii)  termination of
employment,   (ix)  civil  referral  to  the  SEC  or  other  civil   regulatory
authorities, and (x) criminal referral to the appropriate authorities.

Failure to comply  with any  sanction  may result in  additional  or more severe sanctions being imposed.

                                 Record Keeping

Research  Affiliates shall maintain in an easily  accessible place in the office of Research Affiliates copies of:

     1.   These Policies;

     2.   All  written  acknowledgements  by all  Supervised  Persons  of  their receipt of these Policies;

     3.   All  Annual  Code of Ethics  Certifications  signed by all  Supervised
          Persons;

     4.   All Initial Holdings Reports submitted by all Supervised Persons;

     5.   All Annual  Updates to Holdings  Reports  submitted by all  Supervised
          Persons;

     6.   All Personal  Investment  Transaction  Reports with attached  broker's statements;

     7.   Records of any violations of these Policies and of any action taken in connection therewith by the Compliance Officer;

     8.   Records of the names of all Supervised Persons;

     9.   Records of any employee's disclosure of the acquisition or disposition of any  security  that is  being  recommended  to a  client,  is under consideration for such recommendation, is being purchased or sold by a
          Client or Research  Associates  (whether  for itself or for a Client);
          and

     10.  Records of any approvals (and the reasons such approvals were granted)
          of any acquisition of securities in an IPO or limited offering.

All such records shall be maintained  in the office of Research  Affiliates  for two years and in an easily  accessible  place for a period of at least  five (5)
years from the date thereof.

            Annual Reports to Management and to any Registered Funds

The Compliance Officer shall review and test these Policies at least annually to ensure  continuity of  compliance  under  current  applicable  federal and state securities  laws  consistent  with Company  business  practices.  The Compliance
Officer shall analyze changes to applicable laws, rules,  regulations and orders and shall  analyze  changes to the Company's  business  practices and revise all compliance  policies and procedures to ensure continued  compliance with current applicable  laws as  they  relate  to  Company  business  practices.  The  Chief
Compliance  Officer  shall keep and maintain  records of the review  process and shall keep and maintain copies of these Policies  (including the Code of Ethics)
for five (5) years after the date they were adopted.

On an annual  basis,  the  Compliance  Officer  shall  prepare  for the Board of
Directors of any fund advised or  sub-advised  by Research  Affiliates  that are registered  under the  Investment  Company Act of 1940 a written  report setting forth the following:

     1.   A summary  of  existing  procedures  to  detect  and  prevent  insider trading;

     2.   Full details of any investigation,  either internal or by a regulatory agency,  of any  suspected  insider  trading  and the  results of such investigation;

     3.   An evaluation of the current  procedures and any  recommendations  for improvement; and

     4.   A description of Research Affiliates'  continuing  educational program regarding insider trading,  including the dates of such programs since the last report to management.

                              Reporting Violations

Rule 204A-1 of the  Advisers  Act  requires  prompt  internal  reporting  of any violations  of these  Policies.  Any  violations  of these  Policies,  including
Research  Affiliates' Code of Ethics, must be reported  immediately to the Chief
Compliance Officer. It is Research Affiliates' policy to protect individuals who report violations. Retaliation against any employee who reports a violation will not be tolerated.  Any employee who engages in any retaliatory action against an employee who has  reported or  contemplates  reporting a potential  violation of these Policies,  including the Code of Ethics,  shall be deemed to have violated the Code of Ethics and shall be subject to immediate disciplinary action.

                              Anti-Fraud Provisions

                 SEC. 206 of the Investment Advisers Act of 1940

It shall be  unlawful  for any  investment  adviser,  by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly:

1.   To employ  any  device,  scheme,  or  artifice  to  defraud  any  client or prospective client;

2.   To engage  in any  transaction,  practice,  or  course  of  business  which operates as a fraud or deceit upon any client or prospective client;

3.   Acting as principal for his own account,  knowingly to sell any security to or purchase  any security  from a client,  or acting as broker for a person other than such  client,  knowingly  to effect any sale or  purchase of any security for the account of such client,  without disclosing to such client in writing before the completion of such  transaction the capacity in which he is acting and obtaining  the consent of the client to such  transaction.
     The  prohibitions  of this paragraph (3) shall not apply to any transaction with a  customer  of a broker  or  dealer  if such  broker or dealer is not acting as an investment adviser in relation to such transaction;

4.   To engage in any act, practice,  or course of business which is fraudulent, deceptive, or manipulative.  The Commission shall, for the purposes of this paragraph  (4)  by  rules  and  regulations  define,  and  prescribe  means reasonably  designed  to  prevent,  such acts,  practices,  and  courses of business as are fraudulent, deceptive, or manipulative.

                    SEC. 17(a) of the Securities Act of 1933

It shall be unlawful  for any person in the offer or sale of any  securities  or any  security-based  swap (as defined in Section 206B of the  Gramm-Leach-Bliley
Act) by the use of any means or instruments of  transportation  or communication in interstate commerce or by the use of the mails, directly or indirectly:

     1.   To employ any device, scheme, or artifice to defraud, or

     2.   To obtain  money or  property  by means of any untrue  statement  of a material  fact or any omission to state a material  fact  necessary in order to make the statements  made, in the light of the  circumstances under which they were made, not misleading, or

     3.   To engage in any  transaction,  practice,  or course of business which operates or would operate as a fraud or deceit upon the purchaser.

                SEC. 10(b) of the Securities Exchange Act of 1934

It shall be unlawful for any person,  directly or indirectly,  by the use of any means or  instrumentality  of  interstate  commerce  or of the mails,  or of any facility of any national securities exchange:

     o    To use or  employ,  in  connection  with the  purchase  or sale of any security  registered on a national securities exchange or any security not so registered, any manipulative or deceptive device or contrivance in  contravention  of such rules and regulations as the Commission may prescribe as necessary or  appropriate  in the public  interest or for the protection of investors.

          RULE 10(b)-5 pursuant to the Securities Exchange Act of 1934

It shall be unlawful for any person,  directly or indirectly,  by the use of any means or  instrumentality  of interstate  commerce,  or of the mails,  or of any facility of any national securities exchange:

1.   To employ any device, scheme, or artifice to defraud,

To make any untrue  statement of a material  fact or to omit to state a material fact  necessary  in order  to make  the  statements  made,  in the  light of the circumstances under which they were made, not misleading, or

To engage in any act,  practice,  or course of business  which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security.

                SEC. 17(j) of the Investment Company Act of 1940

It shall be unlawful for any affiliated person of or principal underwriter for a registered  investment  company or any  affiliated  person to engage in any act, practice,  or  course of  business  in  connection  with the  purchase  or sale, directly or indirectly, by such person of any security held or to be acquired by
such  registered   investment   company  in  contravention  of  such  rules  and
regulations  as  the  Commission  may  adopt  to  define,  and  prescribe  means reasonably necessary to prevent, such acts, practices, or courses of business as are  fraudulent,  deceptive  or  manipulative.  Such rules and  regulations  may include  requirements  for  the  adoption  of  codes  of  ethics  by  registered investment companies and investment advisers of, and principal underwriters for,
such  investment  companies   establishing  such  standards  as  are  reasonably
necessary to prevent such acts, practices, or courses of business.

           RULE 17(j)-1 pursuant to the Investment Company Act of 1940

                                   Definitions

Definitions. For purposes of this section:

1.   Access Person means:

     a)   Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

          i)   If an  investment  adviser is primarily  engaged in a business or businesses  other than advising Funds or other advisory  clients, the term  Access  Person  means any  director,  officer,  general partner or Advisory  Person of the  investment  adviser who, with respect to any Fund,  makes any  recommendation,  participates in the determination of which  recommendation will be made, or whose principal function or duties relate to the determination of which recommendation  will be made, or who, in  connection  with his or her duties, obtains any information concerning recommendations on
               Covered  Securities  being made by the investment  adviser to any
               Fund.

          ii)  An  investment  adviser is  "primarily  engaged in a business  or businesses  other than advising Funds or other advisory  clients"
               if, for each of its most  recent  three  fiscal  years or for the period of time since its  organization,  whichever  is less,  the investment adviser derived, on an unconsolidated basis, more than
               50  percent  of its  total  sales and  revenues  and more than 50 percent  of  its  income  (or  loss),  before  income  taxes  and extraordinary items, from the other business or businesses.

     b)   Any director,  officer or general  partner of a principal  underwriter who, in the ordinary  course of business,  makes,  participates  in or obtains  information  regarding,  the  purchase  or  sale  of  Covered
          Securities  by the Fund for which the principal  underwriter  acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

Advisory Person of a Fund or of a Fund's investment adviser means:

     c)   Any employee of the Fund or investment adviser (or of any company in a control  relationship  to the  Fund or  investment  adviser)  who,  in connection  with  his or  her  regular  functions  or  duties,  makes, participates in, or obtains information regarding the purchase or sale of Covered  Securities  by a Fund,  or whose  functions  relate to the making of any recommendations  with respect to the purchases or sales;
          and

     d)   Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the
          Fund with regard to the purchase or sale of Covered  Securities by the
          Fund.  Control  has the same  meaning  as in  Section  2(a)(9)  of the
          Investment Company Act.

Covered Security means:

     e)   a security as defined in Section  2(a)(36) of the  Investment  Company
          Act, except that it does not include:

          i)   Direct obligations of the Government of the United States;

          ii)  Bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term  debt  instruments,  including repurchase agreements; and

          iii) Shares issued by open-end Funds.

Fund means:

     f)   an investment company registered under the Investment Company Act.

Initial Public Offering means:

     g)   an offering of securities  registered  under the  Securities  Act, the issuer of which, immediately before the registration,  was not subject to the reporting  requirements of Sections 13 or 15(d) of the Exchange
          Act.

Investment Personnel of a Fund or of a Fund's investment adviser means:

     h)   Any employee of the Fund or investment adviser (or of any company in a control  relationship  to the  Fund or  investment  adviser)  who,  in connection  with his or her  regular  functions  or  duties,  makes or participates in making recommendations  regarding the purchase or sale of securities by the Fund.

     i)   Any natural person who controls the Fund or investment adviser and who obtains  information  concerning  recommendations  made  to  the  Fund regarding the purchase or sale of securities by the Fund.

Limited Offering means:

     j)   an offering that is exempt from registration  under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule
          505, or Rule 506 under the Securities Act.

Purchase or Sale of a Covered Security includes, among other things:

     k)   the writing of an option to purchase or sell a Covered Security.

     l)   Security  Held or to be Acquired by a Fund means any Covered  Security which, within the most recent 15 days:

          i)   Is or has been held by the Fund; or

          ii)  Is  being or has been  considered  by the Fund or its  investment adviser for purchase by the Fund; and

     m)   Any option to purchase or sell, and any security  convertible  into or exchangeable for, a Covered Security described in paragraph (a)(10)(i)
          of this Rule 17j-1.

                                Unlawful Actions

It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated  person of an investment  adviser of or principal  underwriter for a Fund, in connection with the purchase or sale, directly or indirectly,  by the person of a Security Held or to be Acquired by the Fund:

     1.   To employ any device, scheme or artifice to defraud the Fund;

     2.   To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the  statements  made to the Fund, in light of the circumstances  under which they are made, not misleading;

     3.   To engage in any act,  practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

                                 Code of Ethics

Adoption and Approval of Code of Ethics.

     1.   Every Fund  (other  than a money  market  fund or a Fund that does not invest in  Covered  Securities)  and each  investment  adviser  of and principal  underwriter  for the Fund,  must  adopt a  written  code of ethics  containing  provisions  reasonably  necessary  to prevent  its
          Access  Persons from  engaging in any conduct  prohibited by paragraph
          (b) of this Rule 17j-1.

     2.   The board of  directors  of a Fund,  including a majority of directors who are not interested persons, must approve the code of ethics of the
          Fund,  the code of ethics of each  investment  adviser  and  principal underwriter of the Fund, and any material  changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains  provisions  reasonably necessary  to prevent  Access  Persons  from  engaging  in any conduct prohibited  by paragraph  (b) of this Rule 17j-1.  Before  approving a code of a Fund,  investment  adviser or principal  underwriter  or any amendment  to  the  code,  the  board  of  directors  must  receive  a
          certification   from  the  Fund,   investment   adviser  or  principal
          underwriter  that it has adopted  procedures  reasonably  necessary to prevent  Access  Persons from  violating the  investment  adviser's or principal  underwriter's code of ethics. The Fund's board must approve the code of an  investment  adviser or  principal  underwriter  before
          initially   retaining  the  services  of  the  investment  adviser  or principal underwriter. The Fund's board must approve a material change to a code no later  than six months  after  adoption  of the  material change.

     3.   If a Fund is a unit investment trust, the Fund's principal underwriter or depositor  must  approve the Fund's code of ethics,  as required by paragraph (c)(1)(ii) of this Rule 17j-1. If the Fund has more than one principal  underwriter or depositor,  the principal  underwriters  and depositors may designate,  in writing,  which principal underwriter or depositor must conduct the approval  required by paragraph  (c)(1)(ii)
          of this Rule 17j-1, if they obtain written consent from the designated principal underwriter or depositor.

                        Administration of Code of Ethics

     1.   The  Fund,  investment  adviser  and  principal  underwriter  must use reasonable diligence and institute procedures  reasonably necessary to prevent violations of its code of ethics.

     2.   No less  frequently  than  annually,  every  Fund  (other  than a unit
          investment   trust)  and  its   investment   advisers  and   principal
          underwriters  must furnish to the Fund's board of  directors,  and the board of directors must consider, a written report that:

          a)   Describes  any  issues  arising  under  the  code  of  ethics  or procedures  since  the last  report  to the  board of  directors,
               including,   but  not  limited  to,  information  about  material
               violations  of the code or procedures  and  sanctions  imposed in response to the material violations; and

          b)   Certifies  that  the  Fund,   investment   adviser  or  principal
               underwriter,  as applicable,  has adopted  procedures  reasonably necessary to prevent Access Persons from violating the code.

                       Exception for Principal Underwriter

The requirements of paragraphs (c)(1) and (c)(2) of this Rule 17j-1 do not apply to any principal underwriter unless:

     1.   The principal  underwriter  is an affiliated  person of the Fund or of the Fund's investment adviser; or

     2.   An officer,  director or general partner of the principal  underwriter serves as an officer,  director  or general  partner of the Fund or of the Fund's investment adviser.

                    Reporting Requirements of Access Persons

Reports Required.  Unless excepted by paragraph (d)(2) of this Rule 17j-1, every
Access  Person of a Fund (other than a money market fund or a Fund that does not invest in Covered  Securities) and every Access Person of an investment  adviser of or principal  underwriter for the Fund, must report to that Fund,  investment adviser or principal underwriter:

1.   Initial Holdings Reports. No later than 10 days after the person becomes an
     Access Person,  with information  current as of a date no more than 45 days prior to the date the  person  becomes  an  Access  Person,  the  following information:

     a)   The title, the ticker or CUSIP,  number of shares and principal amount of each Covered  Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     b)   The name of any  broker,  dealer or bank with whom the  Access  Person maintained an account in which any securities were held for the direct or  indirect  benefit of the  Access  Person as of the date the person became an Access Person; and

     c)   The date that the report is submitted by the Access Person.

Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter, the following information:

     d)   With  respect  to any  transaction  during  the  quarter  in a Covered
          Security  in which  the  Access  Person  had any  direct  or  indirect beneficial ownership:

          i)   The date of the transaction,  the title, the ticker or CUSIP, the interest  rate and maturity date (if  applicable),  the number of
               shares  and  the  principal   amount  of  each  Covered  Security
               involved;

          ii)  The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          iii) The price of the Covered  Security at which the  transaction  was effected;

          iv)  The name of the broker,  dealer or bank with or through which the transaction was effected; and

          v)   The date that the report is submitted by the Access Person.

     e)   With respect to any account  established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

          i)   The name of the  broker,  dealer  or bank with  which the  Access
               Person established the account;

          ii)  The date the account was established; and

          iii) The date that the report is submitted by the Access Person.

Annual Holdings Reports.  Annually, the following information (which information must be  current  as of a date  no  more  than 30  days  before  the  report  is submitted):

     f)   The title, the ticker or CUSIP,  number of shares and principal amount of each Covered  Security in which the Access Person had any direct or indirect beneficial ownership;

     g)   The name of any  broker,  dealer or bank with whom the  Access  Person maintains an account in which any  securities  are held for the direct or indirect benefit of the Access Person; and

     h)   The date that the report is submitted by the Access Person.

                     Exceptions from Reporting Requirements

A person need not make a report under  paragraph  (d)(1) of this Rule l7j-1 with respect to  transactions  effected  for,  and  Covered  Securities  held in, any account over which the person has no direct or indirect influence or control.

A director  of a Fund who is not an  "interested  person" of the Fund within the meaning of Section  2(a)(19) of the  Investment  Company  Act,  and who would be required to make a report  solely by reason of being a Fund  director,  need not make:

     1.   An initial  holdings  report  under  paragraph  (d)(1)(i) of this Rule
          17j-1 and an annual  holdings  report under  paragraph  (d)(1)(iii) of this Rule 17j-1; and

     2.   A quarterly transaction report under paragraph (d)(l)(ii) of this Rule
          17j-1,  unless  the  director  knew  or,  in the  ordinary  course  of fulfilling his or her official duties as a Fund director,  should have known that during the 15-day  period  immediately  before or after the director's  transaction in a Covered  Security,  the Fund purchased or sold  the  Covered  Security,  or the Fund or its  investment  adviser considered purchasing or selling the Covered Security.

An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this Rule 17j-1 if:

     1.   The  principal  underwriter  is not an  affiliated  person of the Fund
          (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

     2.   The principal underwriter has no officer,  director or general partner who serves as an officer,  director or general  partner of the Fund or of any investment adviser of the Fund.

An Access Person to an investment adviser need not make a quarterly  transaction report to the investment  adviser under paragraph  (d)(1)(ii) of this Rule 17j-1 if all the information in the report would duplicate  information required to be recorded  under Rule  204-2(a)(12)  or Rule  204-2(a)(13)  under the  Investment
Advisers Act.

An Access Person need not make a quarterly  transaction  report under  paragraph
(d)(1)(ii)  of  this  Rule  17j-1  if the  report  would  duplicate  information contained in broker trade  confirmations or account  statements  received by the
Fund,  investment  adviser or principal  underwriter  with respect to the Access
Person  in the time  period  required  by  paragraph  (d)(1)(ii),  if all of the information  required  by  that  paragraph  is  contained  in the  broker  trade confirmations or account statements,  or in the records of the Fund,  investment adviser or principal underwriter.

     1.   Review  of  Reports.  Each  Fund,  investment  adviser  and  principal underwriter  to which  reports are  required  to be made by  paragraph
          (d)(1)  of  this  Rule  17j-1  must  institute   procedures  by  which
          appropriate management or compliance personnel review these reports.

     2.   Notification of Reporting  Obligation.  Each Fund,  investment adviser and principal  underwriter to which reports are required to be made by paragraph  (d)(1) of this Rule 17j-1 must identify all Access  Persons who are  required to make these  reports and must inform  those Access
          Persons of their reporting obligation.

     3.   Beneficial  Ownership.  For  purposes of this Rule  17j-1,  beneficial ownership  is  interpreted  in the  same  manner  as it would be under
          Exchange Act Rule  16a-1(a)(2) in determining  whether a person is the beneficial  owner of a  security  for  purposes  of  Section 16 of the
          Securities Exchange Act and the rules and regulations thereunder.  Any report  required  by  paragraph  (d) of this Rule 17j-1 may  contain a statement  that the report will not be construed as an admission  that the person  making the  report has any direct or  indirect  beneficial ownership in the Covered Security to which the report relates.

            Pre-approval of Investments in IPOs and Limited Offerings

Investment  Personnel of a Fund or its investment  adviser must obtain  approval from the Fund or the Fund's  investment  adviser  before  directly or indirectly acquiring  beneficial  ownership  in any  securities  in an IPO or in a  limited offering.  Most individuals  rarely have an opportunity to invest in these types of securities,  so Investment  Personnel  purchases of these types of Securities raise  questions as to whether the employee is  misappropriating  an  investment opportunity  that  should  first be  offered  to  eligible  clients or whether a portfolio  manager is receiving a personal benefit for directing client business or brokerage.

                           Record Keeping Requirements

Each Fund,  investment  adviser and  principal  underwriter  that is required to adopt a code of ethics or to which  reports  are  required  to be made by Access
Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this  paragraph  (f),  and must make these  records available to the Commission or any  representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     1.   A copy of each code of ethics for the organization  that is in effect, or at any time  within  the past  five  years was in  effect,  must be maintained in an easily accessible place;

     2.   A record of any  violation  of the code of  ethics,  and of any action taken as a result of the  violation,  must be  maintained in an easily accessible  place for at least five years  after the end of the fiscal year in which the violation occurs;

     3.   A copy of each  report  made by an Access  Person as required by Rules
          17j-1 or  204A-1,  including  any  information  provided  in lieu of a required report,  must be maintained for at least five years after the end of the fiscal year in which the report is made or the  information is provided, the first two years in an easily accessible place;

     4.   A record of all persons,  currently or within the past five years, who are or were required to make reports  under Rules 17j-1 or 204A-1,  or who are or were  responsible  for  reviewing  these  reports,  must be maintained in an easily accessible place; and

     5.   A copy of each report  required by paragraph  (c)(2)(ii) of Rule 17j-1 must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily  accessible place.

A Fund or investment  adviser must  maintain a record of any  decision,  and the reasons  supporting  the  decision,  to approve the  acquisition  by  investment personnel of securities  under  paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

                 SEC. 20A of the Securities Exchange Act of 1934

Private Rights of Action Based on Contemporaneous Trading

Any person who violates any provision of this title or the rules or  regulations thereunder by purchasing or selling a security  while in possession of material, nonpublic  information  shall be liable  in an action in any court of  competent jurisdiction to any person who,  contemporaneously  with the purchase or sale of securities  that is the subject of such  violation,  has  purchased  (where such violation  is based on a sale of  securities)  or sold (where such  violation is based on a purchase of securities) securities of the same class.

Limitations on Liability

     1.   Contemporaneous  Trading  Actions  Limited  to  Profit  Gained or Loss
          Avoided.  The total amount of damages  imposed  under  subsection  (a)
          shall not exceed the profit gained or loss avoided in the  transaction or transactions that are the subject of the violation.

     2.   Offsetting  Disgorgements  Against  Liability.  The  total  amount  of damages  imposed  against  any person  under  subsection  (a) shall be diminished by the amounts, if any, that such person may be required to disgorge,  pursuant to a court order  obtained at the  instance of the
          Commission,  in a proceeding brought under section 21(d) of this title relating to the same transaction or transactions.

     3.   Controlling  Person  Liability.  No person  shall be liable under this section  solely by reason of  employing  another  person who is liable under this section,  but the  liability of a controlling  person under this section shall be subject to 20(a) of this title.

     4.   Statute of  Limitations.  No action may be brought  under this section more than 5 years after the date of the last  transaction  that is the subject of the violation.

Joint and Several Liability for Communicating

Any person who violates any provision of this title or the rules or  regulations thereunder by communicating material, nonpublic information shall be jointly and severally  liable  under  subsection  (a) with,  and to the same  extent as, any person or persons  liable under  subsection  (a) to whom the  communication  was directed.

Authority Not to Restrict Other Express or Implied Rights of Action

Nothing in this section  shall be  construed to limit or condition  the right of any  person to bring an action to  enforce a  requirement  of this  title or the availability of any cause of action implied from a provision of this title.

Provision Not to Affect Public Prosecutions

This section  shall not be construed to bar or limit in any manner any action by the Commission or the Attorney  General under any other provision of this title, nor shall it bar or limit in any manner any action to recover  penalties,  or to seek any other order regarding penalties.

                 SEC. 21A of the Securities Exchange Act of 1934

Authority to Impose Civil Penalties

1.   Judicial Actions by Commission Authorized.  Whenever it shall appear to the
     Commission  that any person has violated any provision of this title or the rules or  regulations  thereunder by purchasing or selling a security while in possession of material,  nonpublic  information  in, or has violated any such provision by  communicating  such  information  in connection  with, a transaction on or through the facilities of a national  securities exchange or from or  through a broker or  dealer,  and which is not part of a public offering by an issuer of securities other than  standardized  options,  the
     Commission:

     a)   may bring an action in a United States district court to seek, and the court shall have jurisdiction to impose, a civil penalty to be paid by the person who committed such violation; and

     b)   may, subject to subsection (b)(l),  bring an action in a United States district  court to seek,  and the court  shall  have  jurisdiction  to impose, a civil penalty to be paid by a person who, at the time of the violation,  directly or indirectly controlled the person who committed such violation.

Amount of Penalty for Person who Committed Violation.  The amount of the penalty which may be  imposed  on the  person  who  committed  such  violation  shall be determined by the court in light of the facts and  circumstances,  but shall not exceed  three  times  the  profit  gained  or loss  avoided  as a result of such unlawful purchase, sale, or communication.

Amount of Penalty for Controlling Person. The amount of the penalty which may be imposed on any person who, at the time of the violation,  directly or indirectly controlled the person who committed such  violation,  shall be determined by the court in light of the facts and circumstances,  but shall not exceed the greater of $1,000,000, or three times the amount of the profit gained or loss avoided as a result of such controlled  person's  violation.  If such  controlled  person's violation was a violation by communication, the profit gained or loss avoided as a result of the violation  shall, for purposes of this paragraph only, be deemed to be limited to the profit  gained or loss  avoided by the person or persons to whom the controlled person directed such communication.

Limitations on Liability

1.   Liability of Controlling Persons. No controlling person shall be subject to a penalty under  subsection  (a)(l)(B)  unless the  Commission  establishes that:

     a)   such controlling  person knew or recklessly  disregarded the fact that such  controlled  person  was  likely  to  engage  in the  act or acts constituting  the  violation and failed to take  appropriate  steps to prevent such act or acts before they occurred; or

     b)   such controlling  person knowingly or recklessly  failed to establish, maintain,  or enforce any policy or procedure  required  under section
          15(f) of this title or Section 204A of the Investment  Advisers Act of
          1940 and such failure  substantially  contributed  to or permitted the occurrence of the act or acts constituting the violation.

Additional  Restrictions  on Liability.  No person shall be subject to a penalty under subsection (a) solely by reason of employing another person who is subject to a penalty under such subsection,  unless such employing person is liable as a controlling person under paragraph (1) of this subsection. Section 20(a) of this title shall not apply to actions under subsection (a) of this section.

Authority of Commission

The Commission, by such rules, regulations, and orders as it considers necessary or  appropriate in the public  interest or for the protection of investors,  may exempt, in whole or in part, either  unconditionally  or upon specific terms and conditions,  any person or transaction or class of persons or transactions  from this section.

Procedures for Collection

     1.   Payment of Penalty to Treasury.  A penalty  imposed under this section shall (subject to subsection  [e]) be payable into the Treasury of the
          United States.

     2.   Collection  of  Penalties.  If a person  upon whom  such a penalty  is imposed shall fail to pay such penalty  within the time  prescribed in the court's order, the Commission may refer the matter to the Attorney
          General who shall  recover such  penalty by action in the  appropriate
          United States district court.

     3.   Remedy not  Exclusive.  The actions  authorized by this section may be brought in addition to any other  actions that the  Commission  or the
          Attorney General are entitled to bring.

     4.   Jurisdiction  and Venue.  For  purposes  of Section 27 of this  title, actions  under this section shall be actions to enforce a liability or a duty created by this title.

     5.   Statute of  Limitations.  No action may be brought  under this section more than 5 years after the date of the purchase or sale. This section shall not be construed to bar or limit in any manner any action by the
          Commission or the Attorney  General under any other  provision of this title,  nor shall it bar or limit in any  manner any action to recover penalties, or to seek any other order regarding penalties,  imposed in an action commenced within 5 years of such transaction.

Authority to Award Bounties to Informants

Notwithstanding  the provisions of subsection  (d)(l),  there shall be paid from amounts  imposed as a penalty under this section and recovered by the Commission or the Attorney General, such sums, not to exceed 10 percent of such amounts, as the  Commission  deems  appropriate,  to  the  person  or  persons  who  provide information leading to the imposition of such penalty.  Any determinations under this subsection, including whether, to whom, or in what amount to make payments, shall be in the sole discretion of the  Commission,  except that no such payment shall be made to any member,  officer, or employee of any appropriate regulatory agency, the Department of Justice, or a self-regulatory  organization.  Any such determination shall be final and not subject to judicial review.

Definition.  For purposes of this section,  "profit gained" or "loss avoided" is the difference  between the purchase or sale price of the security and the value of that  security as measured by the trading  price of the security a reasonable period after public dissemination of the nonpublic information.

                 SEC. 32 of the Securities Exchange Act of 1934

1.   Willful  violations;  false  and  misleading  statements.  Any  person  who willfully violates any provision of this title (other than Section 30A), or any rule or regulation  thereunder  the violation of which is made unlawful or the  observance of which is required  under the terms of this title,  or any person who  willfully and knowingly  makes,  or causes to be made,  any statement  in any  application,  report,  or document  required to be filed under this title or any rule or regulation  thereunder  or any  undertaking contained  in a  registration  statement as provided in  subsection  (d) of
     Section 15 of this title or by a self-regulatory organization in connection with an application  for membership or  participation  therein or to become associated with a member  thereof,  which statement was false or misleading with respect to any material fact,  shall upon conviction be fined not more than $1,000,000, or imprisoned not more than 10 years, or both, except that when  such  person is a person  other  than a  natural  person,  a fine not exceeding  $2,500,000  may be  imposed;  but no person  shall be subject to imprisonment under this section for the violation of any rule or regulation if he proves that he had no knowledge of such rule or regulation.

2.   Failure to file information,  documents, or reports. Any issuer which fails to file  information,  documents,  or reports  required  to be filed  under subsection  (d) of  Section  15 of this  title  or any  rule or  regulation thereunder  shall forfeit to the United States the sum of $100 for each and every day such failure to file shall continue. Such forfeiture, which shall be in lieu of any criminal  penalty for such failure to file which might be deemed to arise under subsection (a) of this section, shall be payable into the Treasury of the United States and shall be  recoverable in a civil suit in the name of the United States.

3.   Violations by issuers,  officers,  directors,  stockholders,  employees, or agents of issuers.

     a)   Any issuer that violates  subsection (a) or (g) of Section 30A of this title shall be fined not more than $2,000,000.

     b)   Any issuer that violates  subsection (a) or (g) of Section 30A of this title  shall be  subject to a civil  penalty of not more than  $10,000 imposed in an action brought by the Commission.

     c)   Any officer, director, employee, or agent of an issuer, or stockholder acting on behalf of such issuer, who willfully violates subsection (a)
          or (g) of  Section  30A of this  title  shall be fined  not more  than
          $100,000, or imprisoned not more than 5 years, or both.

     d)   Any officer, director, employee, or agent of an issuer, or stockholder acting on behalf of such issuer, who violates subsection (a) or (g) of
          Section 30A of this Title  shall be subject to a civil  penalty of not more than $10,000 imposed in an action brought by the Commission.

Whenever a fine is  imposed  under  paragraph  (2) upon any  officer,  director, employee,  agent,  or  stockholder  of an  issuer,  such  fine  may not be paid, directly or indirectly, by such issuer.

                    Beneficial Ownership - Interpretive Guide

"Beneficial Ownership" shall be interpreted in the same manner as it would be in determining  whether a person is subject to the  provisions of Section 16 of the
Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Supervised Person has or acquired (and not only those of companies registered under Section 12 of such Act).

Securities  owned of record or held in a person's name are generally  considered to be beneficially owned by that person.

Securities  held in the name of any other  person are deemed to be  beneficially owned by the person in  question  if by reason of any  contract,  understanding, relationship,  agreement or other  arrangement,  the person in question  obtains there from benefits  substantially  equivalent to those of ownership,  including the power to vote, or to direct the disposition of, such securities.

Beneficial  ownership includes  securities held by others for a person's benefit
(regardless of record ownership), e.g. securities held for a person or member of the person's immediate family (as defined below) by agents, custodians, brokers, trustees,  executors or other administrators;  securities owned by a person, but which  have not been  transferred  into  that  persons  name on the books of the company;  securities  which  that  person  has  pledged;  securities  owned by a partnership  of  which  that  person  is a  member;  and  securities  owned by a
corporation   that  should  be  regarded  as  that  persons   personal   holding
corporation.  Beneficial  ownership also includes securities held in the name or for benefit of a persons  immediate  family  (which  includes his or her spouse, minor children, stepchildren and relatives or relatives of his or her spouse who are  sharing  his or her home)  unless  because  of special  and  countervailing circumstances  (such as a divorce or  separation),  such  person  does not enjoy benefits substantially equivalent to those of ownership,  such as application of the income  derived  from such  securities  to maintain a common home or to meet expenses which he or she otherwise  would meet from other sources.  He or she is also deemed the  beneficial  owner of securities  held in the name of some other person,  even though he or she does not obtain  benefits of ownership,  if he or she can vest or re-vest title at once, or at some future time.

In addition,  the SEC has promulgated  certain rules which provide that a person shall be deemed the beneficial owner of a security which he or she has the right to acquire through the exercise of any presently exercisable option,  warrant or right or through the conversion of a presently convertible security.

With respect to  ownership of  securities  held in trust,  beneficial  ownership includes the ownership of  securities  as a trustee in instances  where either a person as trustee  or a member of his or her  "immediate  family"  have a vested interest in the income or corpus of the trust, the ownership by such person of a vested  beneficial  interest in the trust and the  ownership of  securities as a settlor of a trust in which he or she as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries.  Certain exemptions to these trust  beneficial  ownership  rules  exist,  including  an  exemption  for instances where  beneficial  ownership is imposed solely by reason of his or her being  settlor  or  beneficiary  of the  securities  held  in  trust  where  the ownership,  acquisition  and disposition of such securities by the trust is made without his or her prior approval as settlor or beneficiary.  "Immediate family"
of a person as a trustee  means  such  person's  son or  daughter  (including  a legally  adopted  child) or any  descendants  of, a stepson or  stepdaughter,  a father or mother or any ancestor of either,  a stepfather  or  stepmother  and a spouse.

The SEC has promulgated rules with respect to indirect beneficial ownership.  To the  extent  that  stockholders  of a company  use it as a  personal  trading or
investment   medium  and  the  company  has  no  other   substantial   business,
stockholders  are  regarded  as  beneficial  owners,  to  the  extent  of  their respective interests, of the stock thus invested or traded in. A general partner in a partnership  is considered  to have  indirect  beneficial  ownership in the securities held by the partnership to the extent of his or her prorata  interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect  interest in portfolio  securities held by any holding company  registered  under the Public Utility Holding Company Act of
1935,  any investment  company  registered  under the Investment  Company Act of
1940,  a pension  or  retirement  plan  holding  securities  of an issuer  whose employees generally are beneficiaries of the plan and a business trust with over
25 beneficiaries.

The final determination of the existence of beneficial  ownership is, of course, a question to be determined in the light of the facts of the particular case. It should be noted that  although a PITR filed under these  Policies  includes  the holdings of other  members of a person's  family,  such person may disclaim that such report is an admission of beneficial ownership of such securities.

                     Personal Investment Transaction Report

                       1ST 2ND 3RD 4TH QUARTER OF 20_____

NOTE:  All RALLC  Supervised  Persons must  complete,  sign and return this form within  30 days of the end of each  calendar  quarter  to the  Chief  Compliance
Officer, even if you have NO reportable securities transactions

Employee: __________________________

Check here if you have had no reportable  investment  transactions this quarter:
_________

------------------------------------------------------------------------------------------------------------------------------
               PURCHASE (P), SALE (S),  AMOUNT OF   TITLE OF INVESMENT                                    BENEFICIAL
DATE OF      OR OTHER (O) ACQUISITION    SECURITY    (INCLUDE TICKER    UNIT PRICE/   NAME OF BROKER,      OWNERSHP
TRANSACTION       OR DISPOSITION          TRADED     SYMBOL OR CUSIP)      SHARE      DEALER OR BANK  (DIRECT/INDIRECT)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

New  Brokerage  Account  Established  During  this  Quarter  for your  Direct or
Indirect Beneficial Interest (if any):

Name of Broker:  ____________________________________________________

Date Established: _____________________

NOTE: Employees shall attach copies of all brokerage statements for the relevant period. It is acceptable to simply refer to the attached brokerage statements in the table above (e.g. "See attached brokerage statements")

I certify that I have listed above all reportable  transactions  executed during the time frame  referenced  above and that the attached  brokerage  statement(s)
is/are true and correct  copies of the original  and  represent  all  reportable investments owned directly of beneficially by me and my immediate family members living with me during the applicable reporting period.

Signature: ______________________________________________________________

Date: ______________________

           Initial Public Offering and Limited Offering Pre-Clearance

Employee: ___________________________________   Date: __________________

Proposed Date of Transaction:       __________________________________________

Title of Investment and Ticker:     __________________________________________

Number/Approximate Value of Shares Proposed to be Acquired: ___________________

Relationship (if any) to the Issuer: __________________________________________

________________________________________________________________________

I  certify  that I have  no  Material  Non-Public  Information  concerning  this transaction and that, to the best of my knowledge, the purchase of this security is not under consideration for any account managed by Research Affiliates.

Signature: ________________________________________  Date:____________________

--------------------------------------------------------------------------------
Authorization of Compliance Department

______________________________, Compliance Officer   Date: ____________________
--------------------------------------------------------------------------------

                            Initial Brokerage Report

Please list all open  (active and  inactive)  brokerage  accounts,  which you or members of your immediate  family control.  This would include accounts of which you are  the  custodian,  trustee  or  beneficiary.  Please  provide  all of the information  requested  below and,  if you have not  already  done so,  promptly direct your broker to forward duplicate statements to the attention of the Chief
Compliance Officer.

_____ Neither I, nor any members of my immediate  family have any open brokerage accounts as described above.

        Account Number                   Name of Account Holder(s)               Name of Brokerage Firm
-------------------------------    --------------------------------------    -------------------------------

-------------------------------    --------------------------------------    -------------------------------

-------------------------------    --------------------------------------    -------------------------------

-------------------------------    --------------------------------------    -------------------------------

-------------------------------    --------------------------------------    -------------------------------

Additionally,  if you have other investments not held at a brokerage firm, e.g., participation in memberships, private placements, joint ventures, etc. or are an owner,  director,  officer or partner of an organization  unaffiliated  with the firm,  please  disclose this  information  in the space below (the value of your investment(s) need not be disclosed):

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

This  information  will be kept  confidential  and will only be  reviewed by the firm's Compliance Department and upon request by a regulatory agency such as the
Securities and Exchange Commission.

Signature _______________________________     Date of Hire  ___________________

Print Name ______________________________     Date of Report  _________________

                        Annual Update to Brokerage Report

Please list all open  (active and  inactive)  brokerage  accounts,  which you or members of your immediate  family control.  This would include accounts of which you are  the  custodian,  trustee  or  beneficiary.  Please  provide  all of the information  requested  below and,  if you have not  already  done so,  promptly direct your broker to forward duplicate statements to the attention of the Chief
Compliance Officer.

_____ Neither I, nor any members of my immediate  family have any open brokerage accounts as described above.

        Account Number                   Name of Account Holder(s)               Name of Brokerage Firm
-------------------------------    --------------------------------------    -------------------------------

-------------------------------    --------------------------------------    -------------------------------

-------------------------------    --------------------------------------    -------------------------------

-------------------------------    --------------------------------------    -------------------------------

-------------------------------    --------------------------------------    -------------------------------

Additionally,  if you have other investments not held at a brokerage firm, e.g., participation in memberships, private placements, joint ventures, etc. or are an owner,  director,  officer or partner of an organization  unaffiliated  with the firm,  please  disclose this  information  in the space below (the value of your investment(s) need not be disclosed):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

This  information  will be kept  confidential  and will only be  reviewed by the firm's  Compliance  Depts.  and upon request by a regulatory  agency such as the
Securities and Exchange Commission.

Signature _______________________________      Date of Hire  ___________________

Print Name ______________________________      Date of Report  _________________

                             Initial Holdings Report

NOTE: All Supervised Persons must complete,  sign and return this form within 10 days of their employment and the information contained in this report must be as of a date  not  more  than 45 days  prior  to the  date it is  submitted  to the
Compliance  Department.  You must complete and file this report even if you have
NO reportable holdings.

Employee: ___________________________________

----------------------------------------- -------------- ----------------- ------------------------ -------------------------
                                             Number of      Approximate
 Title of Investment (include Ticker         Shares or      Unit/Share       Beneficial Ownership      Brokerage or Other
          Symbol or CUSIP)                   Par Value         Price         (Direct/Indirect)         Account Where Held
----------------------------------------- -------------- ----------------- ------------------------ -------------------------

----------------------------------------- -------------- ----------------- ------------------------ -------------------------

----------------------------------------- -------------- ----------------- ------------------------ -------------------------

----------------------------------------- -------------- ----------------- ------------------------ -------------------------

----------------------------------------- -------------- ----------------- ------------------------ -------------------------

NOTE:   Employees  it  is  acceptable  to  simply  attach  brokerage  statements containing the relevant information.

I certify that I have listed above, or attached brokerage statements listing all
Beneficial  Interests in any reportable Security (whether direct or indirect) as of a date not more than 45 days prior to the date indicated below.

Signature: ____________________________     Date:    _____________________

                             Annual Holdings Report

NOTE:  All  Supervised  Persons  must  complete,  sign and  return  this form by
February 14 of each year, and the  information  contained in this report must be as of a date not more  than 45 days  prior  to the date it is  submitted  to the
Compliance  Department.  You must complete and file this report even if you have
NO reportable holdings.

Employee: _______________________________

----------------------------------------- --------------- ----------------- ------------------------ -----------------------
                                            Number of        Approximate
 Title of Investment (include Ticker        Shares or         Unit/Share      Beneficial Ownership      Brokerage or Other
          Symbol or CUSIP)                  Par Value           Price          (Direct/Indirect)        Account Where Held
----------------------------------------- --------------- ----------------- ------------------------ -----------------------

----------------------------------------- --------------- ----------------- ------------------------ -----------------------

----------------------------------------- --------------- ----------------- ------------------------ -----------------------

----------------------------------------- --------------- ----------------- ------------------------ -----------------------

----------------------------------------- --------------- ----------------- ------------------------ -----------------------

NOTE:   Employees  it  is  acceptable  to  simply  attach  brokerage  statements containing the relevant information.

I certify that I have listed above, or attached brokerage statements listing all
Beneficial  Interests in any reportable Security (whether direct or indirect) as of a date not more than 45 days prior to the date indicated below.

Signature: ____________________________      Date:    _____________________

                                 Code of Ethics

This Code of Ethics sets forth standards of business conduct to be maintained by all members and employees of Research Affiliates.

     1.   No officer,  director or employee shall knowingly  compete with or aid or advise any person,  firm, or corporation in competing with Research
          Affiliates in any way, or engage in any activity in which his personal interests  in any manner  conflict,  or might  conflict  with those of
          Research Affiliates and its clients.

     2.   No  officer,  director  or  employee  shall  be  employed  by or have, directly or indirectly,  a significant financial interest in any firm, corporation  or  business  of any sort which is engaged in the same or similar lines of business as that carried on by Research Affiliates. A significant  financial  interest is one, which is so substantial as to create  a  potential  risk  of  interference  with  such  individual's independent  exercise  of  judgment  in the best  interest of Research
          Affiliates.

     3.   No officer,  director or employee shall accept or request, directly or indirectly,  any favor or thing of value  from any  person,  firm,  or non-affiliated  corporation,  negotiating,  contracting, or in any way dealing with Research Affiliates or likely to negotiate,  contract, or deal with Research Affiliates, if such favor or thing of value is such as might  influence him in  negotiating,  contracting  or dealing with such person,  firm, or corporation;  and any member or employee who is offered any such favor or thing of value,  directly or indirectly,  by any such person,  firm or corporation  shall  immediately  report such offer to the Compliance Office.

     4.   No officer,  director or employee shall, directly or indirectly,  give any favor or thing of value to or engage in the  entertainment  of any person, firm or non-affiliated corporation,  negotiating,  contracting or in any way dealing with Research Affiliates or likely to negotiate,
          contract,  or  deal  with  Research  Affiliates,   except  as  may  be
          consistent  with  generally  acceptable  ethical  standards,  Research
          Affiliates  policies and procedures,  and accepted business  practices and not in violation of any applicable law.

     5.   No  officer,  director  or  employee  shall  participate  on behalf of
          Research  Affiliates in any  negotiations or dealings of any sort with any  person,  firm,  or  non-affiliated  corporation  in which he has, directly  or  indirectly,  an  interest,  whether  through a  personal
          relationship  which  is  more  than  mere  acquaintance,   or  through
          stockholding   or  otherwise,   except  an  ordinary   investment  not
          sufficient to in any way affect his judgment,  conduct, or attitude in the matter, or give him a personal interest therein.

     6.   No officer,  director or employee  shall  receive,  in addition to his regular  salary,  fees,  or other  compensation  as  fixed  by  senior management,  any money or thing of value,  directly or indirectly,  or through any substantial interest in any non-affiliated  corporation or business  of any sort,  or  through  any  personal  relationship,  for negotiating,  procuring, recommending, or aiding in any purchase, sale or rental of property or any loan made by or to Research Affiliates or for  endeavoring  to do so; nor shall he have any  pecuniary  or other personal  interest,  directly  or  indirectly,  or  through  any other
          non-affiliated   corporation  or  business  or  through  any  personal
          relationship, in or with respect to any such purchase, sale, rental or loan.  Except as provided by law, the foregoing shall not prohibit any director  from  receiving  his  normal  share of the usual  commission earnings of a stock exchange or other  brokerage firm of which he is a partner nor shall it prohibit Research Affiliates from making payments to a director for services rendered to Research  Affiliates so long as such services are not in violation of any applicable law.

     7.   No officer, director or employee shall, without proper authority, give or  release to anyone  not  employed  by  Research  Affiliates,  or to another  employee  who  has no  need  for  the  information,  data  or information of a confidential nature concerning Research Affiliates.

     8.   No officer,  director or employee  shall use  non-public  information, personally  or on behalf of others,  for  trading of  securities.  All officers,  directors  and  employees  shall  report to the  Compliance
          Office personal  investment  holdings of and transactions  relating to all covered securities as defined in Research Affiliates' Policies and
          Procedures   Regarding  Material  Non-Public   Information,   Personal
          Trading, and Code of Ethics,  including,  among others, those relating to open-end ETF shares and UIT ETF shares.

Research  Affiliates  places great  importance on the Code of Ethics and expects strict  adherence  to the  foregoing  by all of  its  officers,  directors,  and employees.  Any and  all  violations,  past or  current,  and  any  concerns  of potential  foreseeable  future  violations should be addressed to the Compliance
Office  immediately.  Failure to report  either  known  violations  committed by others or information learned that may indicate a potential for future violation of this Code by  another  member  will be  deemed a  personal  violation  by the non-disclosing member.

It is vital that all employees understand and observe the foregoing.  Should you have any questions, please contact the Compliance Office immediately.

                        Certification of Quarterly Review
                                       FOR
                        1ST 2ND 3RD 4TH QUARTER OF 20____

Name of Supervised Person: _________________________________

Date of Review: ____________

1.   Duplicate Broker's Monthly Statement on file.   Yes_____  No_____  N/A_____

     If not, for which transactions are the statements missing?
     ___________________________________________________________________________

     ___________________________________________________________________________

2.   Personal Investment Transaction Report on file, whether or not transactions occurred in the qtr.

     Yes_________  No__________

4.   If reports are missing, list actions taken to obtain documents:

     Date:    ___________________________

     Action    __________________________________________

     By Whom__________________

5.   Do  any  of the  transactions  reported  appear  to be a  violation  of the
     "Research  Affiliates,   LLC  Policy  Statement  and  Procedures  Regarding
     Material Inside Information, Personal Trading and Code of Ethics"?

     Yes_________  No__________  N/A___________

6.   If  there is an  apparent  violation,  list  actions  taken to make  such a determination. (Attach supporting documentation.)

     Date:    ____________________________

     Action   __________________________________________________________________

     ___________________________________________________________________________

7.  Date  results  of  determination  sent to  Senior  Management  and to  whom.
_______________________

I  certify  that  for  the  calendar  quarter  referenced  above,  the  Personal
Investment   Transaction  Report,   Broker's  Monthly  Statements  and  Personal
Securities  Trade  Authorization  Forms, if applicable,  are on file and that no violation  of the  "Research  Affiliates  LLC Policy  Statement  and  Procedures
Regarding Material Inside Information,  Personal Trading and Code of Ethics" has
occurred, other than that identified in Item 5 above.

Date: _______________                 By: ___________________________,
                                          Chief Compliance Officer

                       Certification of Compliance Review

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EMPLOYEE NAME       DATE OF      INITIAL BROKER         ACKNOWLEDGEMENT       ANNUAL          PITR      PITR      PITR      PITR
                    HIRE         STATEMENT FOR NEW      OF RECEIPT FOR NEW    CERTIFICATION   Q1 2004   Q2 2004   Q3 2004   Q4 2004
                                 EMPLOYEES IN 2004      EMPLOYEES IN 2004
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I certify that for the calendar year ended December 31, 20_____, I conducted the reviews  indicated above and that the information  recorded above is accurate as of the date indicated below.

Date: _______________      By: ___________________________,
                               Chief Compliance Officer

                  Acknowledgement of Receipt and Certification

I,  __________________________,  acknowledge  that I have  received and read the below listed  policies and  procedures of Research  Affiliates,  LLC (RALLC).  I understand and agree to comply with my duties and responsibilities in connection with the following  documents and I further understand and agree that I will ask the  Chief  Compliance  Officer  in  the  event  I do  not  understand  or  need clarification  of any of my duties or  responsibilities  in accordance  with the following documents:

     1.   RALLC Compliance Manual (update April 2005)

     2.   RALLC  Policy  Statement  and  Procedures  Regarding  Material  Inside
          Information, Personal Trading and Code of Ethics (update April 2005)

     3.   RALLC Policies and Procedures Brief (update April 2005)

     4.   RALLC Privacy Policy (update April 2005)

I certify that:

     1.   I am currently in compliance with the requirements of the above listed documents;

     2.   I have  no  interest,  affiliation  or  activity,  of any  sort,  that conflicts  or which I believe is likely to  conflict  with my official duties; and

     3.   That I will  disclose any facts which may appear to present a possible conflict  of  interest  under  the Code of  Ethics  to the  Compliance
          Department  so  that a  determination  can be  made  as to  whether  a conflict of interest does exist and that I will take  whatever  action requested of me by the  Compliance  Department to resolve any conflict of interest which it finds to exist.

Additionally,  I  hereby  certify  that I have  received,  read  and  understand
Research  Affiliates'  Compliance  Policies and  Procedures  regarding  Material
Inside  Information,  Personal  Trading and code of Ethics and am in  compliance with the requirements thereof.

Signature: ____________________________________      Date: __________________